Exhibit 10.1

EIGHTH AMENDMENT TO CREDIT AGREEMENT

THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of May 4, 2012 (the “Effective Date”) between JPMORGAN CHASE BANK, N.A., as Administrative Agent, Issuing Bank, Swingline Lender, and as a Lender, and ESCALADE, INCORPORATED (the “Borrower”).

Recitals

The Borrower and JPMorgan Chase Bank, N.A., as Administrative Agent, Issuing Bank, and a Lender, are parties to a Credit Agreement, dated as of April 30, 2009 (as amended by a First Amendment to Credit Agreement, dated as of July 29, 2009 and as amended by a Second Amendment to Credit Agreement, dated as of September 30, 2009, as amended by a Third Amendment to Credit Agreement, dated as of October 30, 2009, as amended by a Fourth Amendment to Credit Agreement, dated as of March 1, 2010, as amended by a Fifth Amendment to Credit Agreement, dated as of April 15, 2010, as amended by a Sixth Amendment to Credit Agreement, dated as of May 31, 2010, and a Seventh Amendment to Credit Agreement, dated as of April 14, 2011, the “Credit Agreement”). As of the Effective Date, JPMorgan Chase Bank, N.A. is the only Lender under the Credit Agreement.

The Borrower is requesting the Lender and the Administrative Agent to agree to amendments of the Credit Agreement, as made by and in accordance with the terms of this Amendment.

Agreement

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein, and each act performed and to be performed hereunder, the Administrative Agent, the Lender, Issuing Bank, Swingline Lender and the Borrower agree as follows:

1.          Definitions. All terms used in this Amendment, including its Recitals, that are defined in the Credit Agreement, and that are not otherwise defined herein, shall have the same meanings in this Amendment as are ascribed to such terms in the Credit Agreement.

2.          Amendment to the Credit Agreement. As of the Effective Date, the Credit Agreement is amended as follows:

(a)          Addition of Defined Term. The following definition is added to Section 1.01 of the Credit Agreement in the appropriate alphabetical position:

“Eighth Amendment Effective Date” means May 4, 2012.

(b)          Amendment to Section 6.04(a). Section 6.04(a) of the Credit Agreement is amended to delete the word “and” at the end of subsection (n) thereof; to replace the grammatical period at the end of subsection (o) thereof with “; and”; and to add the following subsection (p) thereto:

“(p) purchases of Equity Interests of the Borrower to the extent permitted by Section 6.08 of this Agreement.”

(c)          Amendment to Section 6.08. As of the Effective Date, Section 6.08 of the Credit Agreement is amended and, as so amended, restated in its entirety to read as follows:

“(a) No Loan Party will, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or enter into any transaction that has a substantially similar effect or incur any obligation (contingent or otherwise) to do so, except (i) the Borrower may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock, (ii) so long as there exists no Event of Default, the Borrower may, to the extent required by law, repurchase fractional shares of Borrower’s Equity Interests up to an aggregate repurchase total for all fractional shares repurchased of $500,000, (iii) the Borrower may issue its common stock pursuant to the Borrower’s stock option plan existing on the Eighth Amendment Effective Date, and (iv) so long as there exists no Event of Default, during the period beginning on the Eighth Amendment Effective Date and continuing to and including the Maturity Date, the Borrower may purchase shares of Borrower’s Equity Interests up to an aggregate purchase total for all shares repurchased of $1,000,000.”

(d)          Amendment to Section 6.12. As of the Effective Date, Section 6.12 of the Credit Agreement is amended and, as so amended, restated in its entirety to read as follows:

“SECTION 6.12. Capital Expenditures. The Borrower and its Subsidiaries, on a consolidated basis, shall not incur or make Capital Expenditures (a) during Fiscal Year 2012 of the Borrower in an aggregate amount exceeding $7,500,000, and (b) during Fiscal Year 2013 of the Borrower in an aggregate amount exceeding $4,000,000.”

3.          Representations and Warranties. The Borrower represents and warrants to the Lenders and the Administrative Agent that:

(a) (i) The execution, delivery, and performance of this Amendment and all agreements, instruments and documents delivered pursuant hereto by the Borrower and each Loan Guarantor have been duly authorized by all necessary corporate action, and do not and will not violate any provision of any law, rule, regulation, order, judgment, injunction, or writ presently in effect applying to the Borrower or any Loan Guarantor, or the articles of incorporation or by-laws of the Borrower or any Loan Guarantor, or result in a breach of or constitute a default under any material agreement, lease, or instrument to which the Borrower or any Loan Guarantor is a party or by which the Borrower or any Loan Guarantor or any of their respective properties may be bound or affected; (ii) no authorization, consent, approval, license, exemption, or filing of a registration with any court or governmental department, agency, or instrumentality is or will be necessary to the valid execution, delivery, or performance by the Borrower or any Loan Guarantor of this Amendment and all agreements, instruments and documents delivered pursuant hereto; (iii) this Amendment is the legal, valid, and binding obligation of the Borrower and is enforceable against the Borrower in accordance with its terms; and (iv) this Reaffirmation executed by each Loan Guarantor in connection with this Amendment is the legal, valid, and binding obligation of each Loan Guarantor and is enforceable against each Loan Guarantor in accordance with its terms.

(b) The representations and warranties contained in Article III of the Credit Agreement are true and correct on and as of the Effective Date with the same force and effect as if made on and as of the Effective Date.

(c) No Default or Event of Default has occurred and is continuing or will exist under the Credit Agreement as of the Effective Date.

4.          Conditions. The obligation of the Lenders and the Administrative Agent to execute and to perform this Amendment shall be subject to full satisfaction of the following conditions precedent on or before the Effective Date:

(a) Copies, certified as of the Effective Date, of the corporate documents or resolutions of the Borrower and the Loan Guarantors as the Administrative Agent may request evidencing necessary action by the Borrower or such Loan Guarantors with respect to the approval and authorization of this Amendment and all other agreements or documents delivered pursuant hereto as the Administrative Agent may request.

(b) This Amendment shall have been executed by the Borrower and delivered to the Administrative Agent, and executed by the Lenders and the Administrative Agent.

(c) Each Loan Guarantor shall have executed and delivered to the Administrative Agent a Consent and Reaffirmation of its Unlimited Continuing Guaranty, such reaffirmation to be in form and substance acceptable to the Administrative Agent in its sole discretion.

(d) The Borrower shall have delivered to the Administrative Agent a copy of the Borrower’s stock option plan existing on the Eighth Amendment Effective Date.

5.          Further Agreements and Acknowledgements. The Borrower further agrees and acknowledges as follows:

(a) Neither this Amendment, nor any action taken by the Lenders or the Administrative Agent pursuant to this Amendment, shall impair, prejudice, or in any other manner affect the rights of the Lenders or the Administrative Agent in and to any Collateral or other security which now or hereafter secures payment or performance of the Secured Obligations or any part thereof, or establish or be deemed to establish any precedent or course of dealing with respect to any matter.

(b) Neither this Amendment, nor any action taken by the Lenders or the Administrative Agent pursuant to this Amendment, shall constitute or be deemed to be a waiver by the Lenders of any Default or Event of Default or of any of the provisions of the Loan Documents or any rights or remedies of the Lenders or the Administrative Agent thereunder, it being understood that the Lenders and the Administrative Agent have reserved and continues to expressly reserve and shall retain all rights, claims, remedies, actions, and causes of action in connection with and with respect to the Secured Obligations, all Collateral which secures the Secured Obligations and the Loan Documents, and any actions or failure to act by the Borrower or any other Loan Party either before or after execution of this Amendment.

(c) Each Loan Document executed by all or any of the Loan Parties remains and is valid, binding and enforceable in accordance with its terms.

(d) The Borrower shall pay, within ten (10) days of the date of its receipt of billing from the Administrative Agent, the reasonable fees and out-of-pocket expenses of Baker & Daniels LLP, special counsel to the Administrative Agent, for the negotiation, preparation and closing of this Amendment and all other documents required in connection herewith. The Administrative Agent is authorized to debit Borrower’s operating account with JPMorgan Chase Bank, N.A. to pay such fees and expenses.

6.          Amendment of Other Loan Documents. All references to the Credit Agreement in the other Loan Documents shall mean the Credit Agreement, as modified and amended by this Amendment and as it may be further amended, modified, extended, renewed, supplemented and/or restated from time to time and at any time. Except as expressly modified and amended by this Amendment, all of the terms and provisions of the Credit Agreement and the other Loan Documents remain in full force and effect, and are fully binding on the parties thereto and their respective successors and assigns.

7.          Binding on Successors and Assigns. All of the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives.

8.          Governing Law. This Amendment is a contract made under, and shall be governed by and construed in accordance with the laws of the State of Indiana.

9.          Entire Agreement. This Amendment constitutes and expresses the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, commitments, inducements, or conditions, whether expressed or implied, oral or written.

10.        Survival. All covenants, agreements, undertakings, representations, and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and shall not be affected by any investigation made by any person.

11.        Counterparts/Facsimile Signatures. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, e-mail or other electronic means shall be effective as delivery of a executed physical counterpart of this Amendment.

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized signatories.

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Issuing Bank, Swingline Lender and Lender

By:	/s/ Randall K. Stephens
Randall K. Stephens, Vice President

ESCALADE, INCORPORATED

By:	/s/ Deborah J. Meinert
Deborah J. Meinert, VP Finance and CFO

Consent and Reaffirmation

Each of the undersigned expressly consents to the execution, delivery and performance by the Borrower, the Issuing Bank, the Swingline Lender, the Lenders and the Administrative Agent of the Eighth Amendment to Credit Agreement, dated as of May 4, 2012 (the “Amendment”) and all agreements, instruments and documents delivered pursuant to the Amendment, and agrees that neither the provisions of the Amendment nor any action taken or not taken in accordance with the terms of the Amendment shall constitute a termination, extinguishment, release, or discharge of any of its obligations under the Unlimited Continuing Guaranty, dated as of April 30, 2009, in favor of the Lenders and the Administrative Agent guaranteeing payment of the Secured Obligations when due (each a “Guaranty”), or provide a defense, set off, or counterclaim to it with respect to any of its obligations under such Guaranty or any other Loan Documents. Each of the undersigned affirms to the Issuing Bank, the Swingline Lender, the Lenders and the Administrative Agent that its Guaranty is in full force and effect, is a valid and binding obligation of the undersigned and continues to secure and support the Secured Obligations, the payment of which is guaranteed by the undersigned pursuant to the Guaranty. Each of the undersigned acknowledges and agrees that the fact that the Administrative Agent, the Issuing Bank, the Swingline Lender, and the Lenders have sought this Reaffirmation does not create any obligation, right, or expectation that the Administrative Agent and the Lenders will seek the undersigned’s consent to or reaffirmation with respect to any other or further amendments or modifications to the Credit Agreement or the Loan Documents. Each of the undersigned agrees that the representations set forth in Sections 3(a), (b) and (c) of the Amendment are correct as of the date set forth below.

Dated as of May 4, 2012.

Bear Archery, Inc.		Martin Yale Industries, Inc.

By:	/s/ Deborah J. Meinert	By:	/s/ Deborah J. Meinert
Deborah J. Meinert, VP Finance and Secretary		Deborah J. Meinert, VP Finance and Secretary

EIM Company, Inc.		Olympia Business Systems, Inc.

By:	/s/ Deborah J. Meinert	By:	/s/ Deborah J. Meinert
Deborah J. Meinert, VP Finance and Secretary		Deborah J. Meinert, VP Finance and Secretary

Escalade Insurance, Inc.		SOP Services, Inc.

By:	/s/ Deborah J. Meinert	By:	/s/ Deborah J. Meinert
Deborah J. Meinert, VP Finance and Secretary		Deborah J. Meinert, VP Finance and Secretary

Escalade Sports Playground, Inc.		U. S. Weight, Inc.

By:	/s/ Deborah J. Meinert	By:	/s/ Deborah J. Meinert
Deborah J. Meinert, VP Finance and Secretary		Deborah J. Meinert, VP Finance and Secretary

Harvard Sports, Inc.		Indian Industries, Inc.

By:	/s/ Deborah J. Meinert	By:	/s/ Deborah J. Meinert
Deborah J. Meinert, VP Finance and Secretary		Deborah J. Meinert, VP Finance and Secretary